Exhibit 10




December 16, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Exhibit 10, Form N-1A
                  Calvert Social Investment Fund
                  2-75106 and 811-3334

Ladies and Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-effective Amendment No. 24 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Social Investment Fund (the "Trust"), including its Declaration of Trust, its By-laws, other original or Photostat copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion.

         I, therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 24 to its Registration Statement.

Sincerely,


/s/ Susan Walker Bender

Susan Walker Bender
Associate General Counsel